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                                                                    EXHIBIT 3.66

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        KERRVILLE CELLULAR HOLDINGS, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

      THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of KERRVILLE CELLULAR HOLDINGS, LLC, a Delaware limited liability company (the "Company"), is entered into and shall be effective as August 9, 2001, by and among the Company and Kerrville Cellular, Inc. (the "Member"), as the sole member and manager of the Company, and all other persons who hereafter become a member or manager of the Company, all in accordance with and pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq., as amended (the
"Act").

                                    RECITALS

      C. R. Weinheimer (the "Organizer"), acting in the capacity of "authorized person" under the Act, caused the Company to be organized on August 9, 2001, when the filing of a duly executed Certificate of Formation for the Company by the Delaware Secretary of State became effective. The Member has agreed to continue the Company under the terms and conditions of this Agreement. It is the intention of the undersigned that the Company be disregarded for federal, state and foreign tax purposes for so long as the Company has only one member; provided however, the separate identity of the Company from that of the Member shall be respected for all other purposes.

      NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                               GENERAL PROVISIONS

      1.1 Purpose. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be formed under the Act.

      1.2 Member. The Member is the sole member of the Company and hereby ratifies all actions heretofore taken by the Organizer in organizing the Company.

      1.3 Place of Business. The principal place of business of the Company shall be located in the State of Delaware. The Member may change the principal place of business of the Company to any other place and establish or close other offices and places of business.

      1.4 Duration. The existence of the Company commenced on the effective date of the filing of the Articles of Organization of the Company and shall continue until the Company is dissolved and its affairs are wound up in accordance with
Section 4.4 below.

      1.5 Title to Property. The Company shall hold all property (real, personal, tangible, and intangible) owned from time to time by the Company as a result of capital contributions (as

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contemplated in Section 3.1 below), operations or otherwise, in the name of the
Company and not in the name of any Member.

      1.6 Limited Liability. The Member shall not be bound by, or be personally liable for, the debts, obligations or liabilities of the Company, except as, and to the extent that, the Member expressly agrees otherwise in writing. In furtherance of the foregoing, in no event shall the Member be liable with respect to, or be required to contribute capital to restore, a negative or deficit balance in the Member's capital account, if any, upon the dissolution or liquidation of either the Company or the Member's membership interest in the Company, or at any other time, except to the extent the Member expressly agrees thereto in writing to the Company.

                                   ARTICLE II
                                   MANAGEMENT

      2.1 Management. By virtue of its status as a member, the Member shall be a manager (within the meaning of the Act) of the Company, vested with the exclusive control of the management of the business and affairs of the Company. All power and authority of the Company shall be exercised by, or under the direction and control of, the Member in a manner consistent with this Agreement and the Act. The Member may use the title of manager when transacting business on behalf of the Company in accordance with this Agreement.

      2.2 Officers. The Member may appoint from time to time one or more officers of the Company with such titles, powers, duties, compensation and other terms as the Member may determine to be necessary or appropriate. Any such officers shall serve, subject to the provisions of this Agreement, until their respective successors are duly appointed and qualified. Any officer may be removed by the Member at any time for or without cause; but such removal shall not itself affect the contractual rights, if any, of the officer so removed. The compensation of all officers shall be fixed by the Member. The same individual may hold any two or more offices, but no individual may act in more than one capacity where action of two or more officers is required.

      2.3 Exculpation and Indemnification. The Member and officers shall, to the fullest extent permitted under the Act or other applicable law, be exculpated from and indemnified by the Company against any liability, loss, damage, penalty, action, claim, judgment, settlement, cost, expense of any kind or nature whatsoever (including all reasonable attorneys' fees, costs and expenses of defense, appeal and settlement of any proceedings instituted against the Member, the officers or the Company and all costs of investigation in connection therewith) that in any way relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Company, the Member or the officers acting on behalf of the Company. Expenses incurred by the Member or officers in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the Company prior to the final disposition thereof; provided however, prior to such advancement the Member or applicable officer shall agree in writing to repay such advancement to the extent that it shall be determined ultimately that such Member or applicable officer is not entitled to be indemnified hereunder. The satisfaction of the obligations of the Company under this Section 2.3 shall be from, and limited to, the assets of the Company; the Member and the officers shall not have any liability on account thereof. The right to indemnification and payment of expenses conferred in

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this Section 2.3 shall not be exclusive of any other right which the Member or officers may have or hereafter acquire under law or equity, provision of this Agreement, or otherwise.

      2.4 Other Business Ventures. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such other ventures or income or profits therefrom by virtue of this Agreement or the Member's status as a member of the Company.

                                  ARTICLE III
              CAPITAL CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

      3.1 Capital Contributions. On the effective date of this Agreement, the Member contributed to the Company one hundred percent (100%) of the Member's right, title and interest in and to the Member's limited partnership interest in Kerrville Wireless Holdings Limited Partnership("KWHLP"), representing a 99% interest in the capital and profits of KWHLP. The Member shall make such additional contributions to the capital of the Company, and on such terms and conditions, as the Member may from time to time determine in the Member's sole discretion. The Member shall have no duty or obligation to make any other contributions to the capital of the Company for any purpose. All capital contributions by the Member shall be recorded on the books and records of the Company. Property owned by the Member shall in no event be deemed owned by the Company unless there is a writing affirmatively evidencing the Member's intent to transfer title to such property to the Company.

      3.2. Allocations. One hundred percent (100%) of the Company's profits and losses shall be allocated to the Member. At all times that the Company has only one member (who owns 100% of the limited liability company interests in the Company), it is the intention of the Member that the Company be disregarded for federal, state, local and foreign income tax purposes.

      3.3. Distributions. The Company shall make such distributions of money and other property to the Member at such times and in such amounts as determined from time to time by the Member; provided, however, that no distribution shall be made in violation of the Act. The Member shall not be required to return all or part of any distributions made to the Member by the Company.

                                   ARTICLE IV
                TRANSFERS AND ISSUANCES OF MEMBERSHIP INTERESTS;
                      ADMISSION OF NEW MEMBERS; DISSOLUTION

      4.1 Transfer of Membership Interest. The Member may assign, transfer and otherwise convey (collectively, "convey") all or part of the Member's membership interest in the Company only by (a) executing a written instrument of assignment, duly describing the membership interest in the Company being conveyed to the transferee and the rights and obligations that the transferee shall have in respect of such interest (including whether the transferee is to be admitted as a member of the Company), and (b) complying with the provisions of Section 4.3. Any attempted or purported conveyance of all or part of a membership interest in the Company that does not comply with the preceding sentence shall be null and void and not recognized by the Company.

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      4.2 Admission of Additional Members. The Company, with the Member's written consent, may issue membership interests to other persons and admit such persons as members of the Company. Any attempted or purported admission of a member that does not comply with the preceding sentence shall be null and void and not recognized by the Company. The issuance of membership interests to a new member shall become effective upon compliance with the provisions of Section 4.3.

      4.3 Amended and Restated Limited Liability Company Agreement. The Company was formed with the intention that it would have only one member, such that at all times the Company would be disregarded as an entity separate from its owner for federal tax purposes under section 301.7701-3(b)(1)(ii) of the Treasury Regulations. Accordingly, any action described in Section 4.1 or 4.2 (relating to the admission of new members to the Company) that would cause the Company to have more than one member shall be made in. conjunction with the execution by the Company, and all of those persons who are to become members of the Company, of an amended and restated limited liability company agreement setting forth, at a minimum, the relative rights, obligations and duties of such members in respect of the Company, the manner in which the Company shall be operated, and the manner in which the Company shall be characterized for federal tax purposes (i.e., as a partnership or an association taxable as a corporation).

      4.4 Dissolution and Winding Up. The Company shall dissolve and its affairs shall ommence to be wound up upon the date specified in a written consent executed by the Member on which dissolution is to occur. Upon its dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs, including the sale of the assets of the Company in an orderly manner, and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in the Act.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.1 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

      5.2 Amendments. This Agreement may be modified, altered, supplemented or amended only by the written consent of the Member.

      5.3 Construction. Unless otherwise indicated, "Sections" mean and refer to the numbered Sections of this Agreement. Words such as "herein," "hereby," "hereinafter," "hereof," "hereto," and "hereunder" refer to this Agreement as a whole, unless the context requires otherwise. All headings and captions used in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement.

      5.4 Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid,

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unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

      5.5 Sole Benefit of Member. The provisions of this Agreement are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Member shall not have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

      5.6 Seal. The Company shall not have a seal, and no agreement, instrument or other document executed on behalf of the Company that would otherwise be valid and binding on the Company shall be invalid or not binding on the Company solely because no seal of the Company is affixed thereto.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

                                           "Company"

                                           KERRVILLE CELLULAR HOLDINGS, LLC

                                           By: KERRVILLE CELLULAR, INC., Manager

                                           By: /s/ C. R. Weinheimer
                                               ---------------------------------
                                               Name: C. R. Weinheimer
                                               Title: President

                                           "Member"

                                           KERRVILLE CELLULAR, INC.

                                           By: /s/ C. R. Weinheimer
                                              ----------------------------------
                                               Name: C. R. Weinheimer
                                               Title: President

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                               FIRST AMENDMENT TO
                           LIMITED LIABILITY AGREEMENT
                                       OF
                        KERRVILLE CELLULAR HOLDINGS, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

      THIS FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT of KERRVILLE CELLULAR HOLDINGS, LLC (this "First Amendment"), is made and entered into as of January 31, 2002 by and among KERRVILLE CELLULAR HOLDINGS, LLC, a Delaware limited liability company (the "Company"), and KERRVILLE CELLULAR, INC., a Texas corporation (the "Member"), as the sole member and manager of the Company, all in accordance and pursuant to the Delaware Limited Liability Company Act, 6 Del.
C. Section 18-101 et seq., as amended (the "Act").

                                   WITNESSETH:

      WHEREAS, the Company was formed on August 9, 2001; and

      WHEREAS, the Member and the Company are parties to the Limited Liability Company Agreement of the Company, dated as of August 9, 2001 (the "Agreement"); and

      WHEREAS, the Member and the Company desire to amend the Agreement as set forth herein; and

      WHEREAS, capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Agreement.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. There shall be added to the Agreement Section 5.7 which shall read in its entirety as follows:

            "5.7 Opt-in to Article 8 of the Uniform Commercial Code. The Member hereby agrees that the membership interests of the Company shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Texas (and the Uniform Commercial Code of any other applicable jurisdiction)."

      2. Effect of Amendment. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect, and this First Amendment shall be governed by and subject to the terms of the Agreement, as amended hereby. From and after the date of this First Amendment, each reference in the Agreement to "this Agreement," "hereof," "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature (other than in this First Amendment or as otherwise expressly provided) shall be deemed to mean the Agreement, as amended by this First Amendment.

      3. General. This First Amendment: (a) shall be binding on the executors, administrators, estates, heirs, and legal successors of the Member; (b) shall be governed by and

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interpreted, construed and enforced in accordance with the laws of the State of
Delaware; and (c) may be executed in more than one counterpart as of the day and year first above written.

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                                       2
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      IN WITNESS WHEREOF, the parties hereto have duly executed this First
Amendment as of the date first above written.

                                           COMPANY:
                                           KERRVILLE CELLULAR HOLDINGS, LLC

                                           By: KERRVILLE CELLULAR, INC., its
                                               Sole Member

                                           By: /s/ William M. Ojile, Jr.
                                               ---------------------------------
                                               William M. Ojile, Jr.
                                               Secretary

                                           MEMBER:

                                           KERRVILLE CELLULAR, INC.

                                           By: /s/ William M. Ojile, Jr.
                                               ---------------------------------
                                               William M. Ojile, Jr.
                                               Secretary

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                              SECOND AMENDMENT TO
                           LIMITED LIABILITY AGREEMENT
                                       OF
                        KERRVILLE CELLULAR HOLDINGS, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

      THIS SECOND AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT of KERRVILLE CELLULAR HOLDINGS, LLC (this "Second Amendment"), is made and entered into as of December 15, 2002 by and among KERRVILLE CELLULAR HOLDINGS, LLC, a Delaware limited liability company (the "Company") and KERRVILLE CELLULAR, INC., a Texas corporation (the "Member"), as the sole member and manager of the Company, all in accordance and pursuant to the Delaware Limited Liability Company Act, 6 Del.
C. Section 18-101 et seq ., as amended (the "Act").

                                   WITNESSETH

      WHEREAS, the Company was formed on August 9, 2001; and

      WHEREAS, Article 2.1 "Management" states that the Member shall manage the affairs of Company; and

      WHEREAS, parties desire that Company be managed by a manager (the "Manager") to be appointed and removed from time to time at the sole discretion of the Member; and

      WHEREAS, capitalized terms used herein and not defined herein shall have the same meanings assigned to them in the Agreement.

      NOW THEREFORE, the parties hereto agree as follows:

      1. Article 2.1 of the Agreement shall be amended and restated as follows:

            "The Member shall control the management and operation of the Company in such manner as it shall determine in its sole and absolute discretion. The Member may appoint, remove and replace Managers and employees of the Company from time to time in its sole and absolute discretion. Notwithstanding any provision of this Agreement to the contrary, any contract, agreement, deed, lease, note or other document or instrument executed on behalf of the Company by the any Manager shall be deemed to have been duly executed by the Company and third parties shall be entitled to rely upon each Manager's power to bind the Company without otherwise ascertaining that the requirements of this Agreement have been satisfied. The initial Managers of the Company shall be:

                  Willaim M. Ojile, Jr.
                  David W. McGivney
                  Bill Garcia

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                  Kari L. Johnson
                  Suzanne M. Hay.

            The Company shall be Manager managed."

                                           COMPANY:

                                           KERRVILLE CELLULAR HOLDINGS, LLC,

                                           By: KERRVILLE CELLULAR, INC., its
                                               Sole Member

                                           By: /s/ William M. Ojile, Jr.
                                              ----------------------------------
                                              William M. Ojile, Jr.
                                              Secretary

                                           MEMBER:

                                           KERRVILLE CELLULAR, INC.

                                           By: /s/ William M. Ojile, Jr.
                                              ----------------------------------
                                              William M. Ojile, Jr.
                                              Secretary